Exhibit 99.1

TraQiQ Announces Strategic Shift Towards Environmental Services; Signs Non-Binding Letter of Intent for Platform Acquisition

Bellevue, WA; March 24, 2023

TraQiQ, Inc. (OTC QB: TRIQ) (the “Company” or “TraQiQ”), announced today that it plans to shift the focus of its business to alternative environmental services going forward. The Company also announced that it has executed a non-binding letter of intent to acquire a platform environmental services company as a first step toward its intended future business model. The target acquisition had run-rate revenues of approximately $5,000,000 for the year ended 2022, and brings a well-seasoned industry management team that is expected to remain with the Company to lead its future endeavors. The Company anticipates closing the acquisition in the second quarter of 2023, although there can be no assurance that it will do so.

About TraQiQ, Inc.

TraQiQ is a technology-enabled environmental services company. The Company provides solutions for food waste processing, which includes onsite digestors for food waste processing, along with cloud-based software tracking and analytics solutions. The Company continues to focus on long term sustainability.

For more information visit https://www.RecoupEnv.com/.

Please join the conversation on our TraQiQ supporter’s Telegram group at https://t.me/traqiq

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein, including those related to the proposed acquisition, that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the current beliefs and expectations of the Company’s management about the Company’s future operating results, performance and opportunities, which are subject to substantial risks and uncertainties. The potential risks and uncertainties include, among others, the risks listed in the Company’s most recent annual report on Form 10-K and other documents filed by the Company with the Securities and Exchange Commission. Actual results, performance, prospects, and opportunities to may differ materially from those set forth in, or implied by, the forward-looking statements.

For inquiries:

TraQiQ, Inc.

Tel: +1 425-818-0560

Email: ir@RecoupEnv.com